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                                                                      EXHIBIT 15

[COOPERS & LYBRAND LOGO AND LETTERHEAD]



November 12, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re:   Schuller Corporation Registrations:
                    on Form S-8 (File No. 33-29389)
                    and Form S-3 (File No. 33-43912)
                    and Form S-8 (File No. 333-06375)
                    and Form S-8 (File No. 333-06313)
                    and Form S-8 (File No. 333-06321)


Gentlemen:

We are aware that our report dated November 12, 1996 on our review of interim financial information of Schuller Corporation for three- and nine-month periods ended September 30, 1996, and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the above referenced registration statements. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

Very truly yours,

/s/ Coopers & Lybrand LLP.